CONSENT OF INDEPENDENT AUDITOR We consent to the incorporation by reference in the Registration Statements on Form S-3 of WaFd, Inc. of our report dated February 29, 2024 on the consolidated financial statements of Luther Burbank Corporation, which is included in this Current Report on Form 8-K/A. Crowe LLP Sacramento, California May 13, 2024